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                                                                    EXHIBIT 4.3


                               AMENDMENT NO. 1 TO
                               INVESTOR AGREEMENT

                 This Amendment No. 1 to Investor Agreement ("Amendment"), is entered into as of October 23, 1996 by and among McLeod, Inc., a Delaware corporation (the "Company"); IES Investments Inc., an Iowa corporation ("IES"); Midwest Capital Group, Inc., an Iowa corporation ("MCG"); MWR Investments, Inc., an Iowa corporation ("MWR"); Clark E. McLeod ("McLeod"); and Mary E. McLeod (collectively with McLeod, the "McLeods"). IES, MCG, MWR, and the McLeods are referred to herein collectively as the "Principal Stockholders" and individually as a "Principal Stockholder."

                 WHEREAS, the Principal Stockholders are parties to a certain Investor Agreement, dated as of April 1, 1996, by and among the Principal Stockholders and certain other stockholders of the Company (the "Original Investor Agreement");

                 WHEREAS, Section 8.2 of the Original Investor Agreement provides that no amendment of the Original Investor Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment is sought; and

                 WHEREAS, the Principal Stockholders desire to amend certain provisions of the Original Investor Agreement that are binding upon and enforceable against only the Principal Stockholders.

                 NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Original Investor Agreement, as amended hereby, the parties hereto agree as follows:

                 1. Section 1 of the Original Investor Agreement is hereby amended and restated in its entirety as follows:


         "1.     VOTING AGREEMENT

                 1.1      BOARD OF DIRECTORS

                          For a period of three years commencing on the
                 Effective Date (as defined in Section 5 hereof), each Principal Stockholder, for so long as such Principal Stockholder owns at least 10% of the outstanding capital stock of the Company, determined on a fully diluted basis, (that is, all outstanding capital stock of the Company and all outstanding options and other securities convertible into, or exercisable for, such capital stock) shall take


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                 or cause to be taken all such action within their respective power and authority as may be required:

                          (a)          to establish and maintain the authorized
                                  size of the Board of Directors of the Company at nine directors;

                          (b)          to cause to be elected to the Board of
                                  Directors of the Company one director
                                  designated by IES, subject to the provisions of Section 1.2, for so long as IES owns at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis);

                          (c)          to cause to be elected to the Board of
                                  Directors of the Company one director
                                  designated by MWR, subject to the provisions of Section 1.2, for so long as MWR owns at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis);

                          (d)          to cause to be elected to the Board of
                                  Directors of the Company three directors who are executive officers of the Company designated by McLeod, for so long as the McLeods collectively own at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis); and

                          (e)          to cause to be elected to the Board of
                                  Directors of the Company four independent directors nominated by the Board of Directors of the Company.


                 1.2      CERTAIN TRANSACTIONS

                          1.2.1   COMPANY CAPITAL STOCK OWNED BY MWR

                          In the event IES becomes the Beneficial Owner of 50%
                 or more of the shares of capital stock of the Company beneficially owned by MWR, (i) the provisions of Section 1.1(c) shall be null and void and of no further force and effect, (ii) at all meetings or votes, consents or authorizations of the Company's stockholders through the Expiration Date, IES shall vote, or use





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                 its best efforts to direct the voting of, all Excess Shares beneficially owned by IES with respect to the election of directors and all other matters either (A) in accordance with the recommendations of the Board of Directors of the Company or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders (excluding IES and its Affiliates and Associates) are voted or abstained from voting with respect to such matter, (iii) IES shall cause, or use its best efforts to cause, all shares of capital stock of the Company beneficially owned by IES to be represented in person or by proxy at all meetings of the Company's stockholders through the Expiration Date, and (iv) IES shall not, and shall use its best efforts to cause its Affiliates and Associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to the Expiration Date.

                          1.2.2   COMPANY CAPITAL STOCK OWNED BY IES

                          In the event MWR becomes the Beneficial Owner of 50%
                 or more of the shares of capital stock of the Company beneficially owned by IES, (i) the provisions of Section 1.1(b) shall be null and void and of no further force and effect, (ii) at all meetings or votes, consents or authorizations of the Company's stockholders through the Expiration Date, MWR shall vote, or use its best efforts to direct the voting of, all Excess Shares beneficially owned by MWR with respect to the election of directors and all other matters either (A) in accordance with the recommendations of the Board of Directors of the Company or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders (excluding MWR and its Affiliates and Associates) are voted or abstained from voting with respect to such matter, (iii) MWR shall cause, or use its best efforts to cause, all shares of capital stock of the Company beneficially owned by MWR to be represented in person or by proxy at all meetings of the Company's stockholders through the Expiration Date, and (iv) MWR shall not, and shall use its best efforts to cause its Affiliates and Associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to the Expiration Date.





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                          1.2.3   COMPANY CAPITAL STOCK OWNED BY MWR AND IES

                          In the event a third party becomes the Beneficial
                 Owner of 50% or more of the shares of capital stock of the Company beneficially owned by IES and 50% or more of the shares of capital stock of the Company beneficially owned by MWR, (i) the provisions of Sections 1.1(b) and 1.1(c) shall be null and void and of no further force and effect, (ii) at all meetings or votes, consents or authorizations of the Company's stockholders through the Expiration Date, IES and MWR shall vote, or use their respective best efforts to direct the voting of, all Excess Shares of capital stock of the Company beneficially owned by such third party with respect to the election of directors and all other matters either (A) in accordance with the recommendations of the Board of Directors of the Company or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders (excluding IES, MWR and their respective Affiliates and Associates) are voted or abstained from voting with respect to such matter, (iii) IES and MWR shall cause, or use their best efforts to cause, all shares of capital stock of the Company beneficially owned by them to be represented in person or by proxy at all meetings of the Company's stockholders through the Expiration Date, and (iv) IES and MWR shall not, and shall use their best efforts to cause their respective Affiliates and Associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to the Expiration Date.

                          1.2.4   DEFINITIONS

                                  For purposes of this Section 1, the
                 following terms have the meanings indicated:

                                  (a)     "Affiliate" and "Associate" shall
                 have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                                  (b)     A person shall be deemed the
                 "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                                          (i)        which such person or any
                        of such person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable





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                        immediately or only after the passage of time) pursuant
                        to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise;

                                          (ii)       which such person or any
                        of such person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing; or

                                          (iii)    which are beneficially
                        owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person or any of such person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company.

                                  (c)     "Excess Shares" shall mean, with
                 respect to the shares of capital stock of the Company beneficially owned by a person, any shares of capital stock of the Company beneficially owned by such person that, when aggregated with all shares of capital stock of the Company beneficially owned by such person and any of such person's Affiliates or Associates, represent more than 25% of the voting power of the outstanding capital stock of the Company.

                                  (d)     "Expiration Date" shall mean October
                 23, 1999."

                 2. All capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Original Investor Agreement.

                 3. Except as expressly amended by this Amendment, all terms of the Original Investor Agreement shall remain in full force and effect.

                 4. This Amendment may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.





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               IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.


 MCLEOD, INC.                               MWR INVESTMENTS, INC.


 By:  /s/ BLAKE O. FISHER, JR.              By:  /s/ DENNIS MITCHELL
    ------------------------------             -------------------------------
    Name:  Blake O. Fisher, Jr.                Name:  Dennis Mitchell
    Title:                                     Title:


                                            MIDWEST CAPITAL
 IES INVESTMENTS INC.                       GROUP, INC.


 By:                                        By:  /s/ R.W. STEPSON
    ------------------------------             ------------------
    NAME:                                      Name:  R.W. Stepson
    Title:                                     Title:




 ---------------------------------          ----------------------------------
 Clark E. McLeod                            Mary E. McLeod





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               IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.


 MCLEOD, INC.                               MWR INVESTMENTS, INC.


 By:                                        By:
    ------------------------------             -------------------------------
    Name:                                      Name:
    Title:                                     Title:


                                            MIDWEST CAPITAL
 IES INVESTMENTS INC.                       GROUP, INC.


 By:  /s/ PETER W. DIETRICH                 By:
    ------------------------------             ------------------
    Name:  Peter W. Dietrich                   Name:
    Title: Vice President                      Title:



 ---------------------------------          ----------------------------------
 Clark E. McLeod                            Mary E. McLeod





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               IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.


 MCLEOD, INC.                               MWR INVESTMENTS, INC.


 By:                                        By:
    ------------------------------             -------------------------------
    Name:                                      Name:
    Title:                                     Title:


                                            MIDWEST CAPITAL
 IES INVESTMENTS INC.                       GROUP, INC.


 By:                                        By:
    ------------------------------             ------------------
    Name:                                      Name:
    Title:                                     Title:



 /s/ CLARK E. MCLEOD                        /s/ MARY E. MCLEOD
 ---------------------------------          ----------------------------------
 Clark E. McLeod                            Mary E. McLeod





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